UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2025

PSQ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40457	86-2062844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

313 Datura Street, Suite 200

West Palm Beach, Florida 33401

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 776-2402

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PSQH	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	PSQH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 18, 2025, PSQ Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an existing fundamental institutional investor (the “Purchaser”) relating to the registered direct offering and sale of an aggregate of 1,800,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), pre-funded warrants (the “Pre-Funded Warrants”) to purchase 5,018,184 shares of Class A Common Stock, and accompanying common warrants to purchase an aggregate of 8,522,730 shares of Class A Common Stock (the “Common Warrants” and the offering of the Shares, the Pre-Funded Warrants and the Common Warrants, the “Offering”) at a combined offering price of $1.10 per share, provided, that the combined purchase price per Pre-Funded Warrant and accompanying Common Warrant is identical to the purchase price per Share and accompanying warrant, less the Pre-Funded Warrant exercise price of $0.0001 per share.

Terms of Common Warrants

The Common Warrants have an exercise price of $1.18 per share of Common Stock. The Common Warrants will be exercisable on the six month anniversary of the issuance date and will expire six years following the date of issuance.

Terms of Pre-Funded Warrants

The purchase price of each Pre-Funded Warrant and accompanying Common Warrants will equal the price at which the Shares and accompanying Common Warrants are being sold in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant will be $0.0001 per share. The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until all the Pre-Funded Warrants are exercised in full.

The foregoing summaries of the Common Warrants and Pre-Funded Warrants do not purport to be complete and are subject to and are qualified in their entirety by copies of such documents filed as Exhibits 10.3, and 10.4, respectively, to this Current Report on Form 8-K (“Form 8-K”) and are incorporated herein by reference.

The Shares, Common Warrants, Pre-Funded Warrants and the shares of Class A Common Stock underlying the Common Warrants and the Pre-Funded Warrants (the “Warrant Shares”) are offered by the Company pursuant to a prospectus supplement dated December 18, 2025, and accompanying prospectus dated May 16, 2025, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-287154), which was declared effective by the Securities and Exchange Commission (“SEC”) on May 16, 2025. A copy of the legal opinion of Faegre Drinker Biddle & Reath LLP relating to the validity of the shares of Shares, Common Warrants, Pre-Funded Warrants and Warrant Shares is filed herewith as Exhibit 5.1.

Roth Capital Partners, LLC (the “Placement Agent”) acted as the placement agent for the Offering pursuant to a placement agency agreement (the “Placement Agency Agreement”) dated December 18, 2025, by and between the Company and the Placement Agent.

The gross proceeds to the Company from the Offering will be approximately $7.5 million, before deducting Placement Agent fees and other offering expenses payable by the Company. The Company expects to use the net proceeds from the Offering for working capital and general corporate purposes. The closing of the Offering occurred on December 19, 2025.

Pursuant to the Placement Agency Agreement, the Company has agreed to pay the Placement Agent a cash fee equal to 6.0% of the gross proceeds received by the Company in the Offering from sales arranged for by the Placement Agent.

The Purchase Agreement contains representations, warranties and covenants made by the Company that are customary for transactions of this type. Under the terms of the Purchase Agreement, and subject to certain exceptions, the Company has agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or amendment or supplement thereto, other than the Prospectus Supplement, or file a registration statement on Form S-8 in connection with any employee benefit plan, for a period of ninety (90) days following the closing of the Offering. The Company has also agreed not to effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Purchase Agreement) for a period of ninety (90) days following the closing of the Offering.

In connection with the Offering, the Company’s directors and executive officers have agreed, for a period of 30 days from the closing of the Offering and subject to certain exceptions set forth in the lock-up agreements, not to (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file (or participate in the filing of), other than on behalf of the Company, a registration statement with the SEC in respect of, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for shares of Class A Common Stock; (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such securities; (iii) make any demand for or exercise any right with respect to, the registration of such securities, or (iv) publicly announce an intention to effect any such transaction described above, subject to certain customary exceptions.

The foregoing is only a summary of the material terms of the Placement Agency Agreement and the Purchase Agreement and is qualified in its entirety by reference to the full text of such agreements, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

The foregoing summary and the exhibits hereto also are not intended to modify or supplement any disclosures about the Company in its reports filed with the SEC. In particular, the agreements and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The agreements contain representations and warranties by the Company, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the agreements are filed with this report only to provide investors with information regarding the terms of the transactions contemplated thereby, and not to provide investors with any other factual information regarding the Company. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in our public disclosures.

Item 7.01 Regulation FD Disclosure.

On December 18, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information presented in Item 7.01 of this Current Report on Form 8-K and the accompanying press releases shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Forward-Looking Statements

This Current Report on Form 8-K and the press release contain forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions, plans, prospects or strategies of the Company. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Current Report on Form 8-K and the press release are based on certain assumptions and analyses made by the management of the Company in light of their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
5.1	Opinion of Faegre Drinker Biddle & Reath LLP

10.1	Placement Agency Agreement by and between the Company and Roth Capital Partners, LLC, dated December 18, 2025*

10.2	Form of Securities Purchase Agreement by and among the Company and the Purchaser signatory thereto, dated December 18, 2025*

10.3	Form of Common Warrant

10.4	Form of Pre-Funded Warrant

23.1	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1)

99.1	Press Release dated December 18, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish a copy any of the omitted exhibits or schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSQ Holdings, Inc.

Date: December 19, 2025	By:	/s/ Michael Seifert
	Name:	Michael Seifert
	Title:	Chief Executive Officer